UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 14, 2007
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA 02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2007 the board of directors of Novelos Therapeutics, Inc. (the “Company”) increased the number of directors to eight and elected Stephen A. Hill, B.M. B.Ch., M.A., F.R.C.S., as chairman of the Company’s board of directors. Upon his election, Dr. Hill received an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $0.70 per share which represents the closing price of the Company’s common stock on September 14, 2007 as reported on the Over the Counter Bulletin Board, vesting quarterly over two years. Dr. Hill will also receive a $15,000 annual fee for his service as chairman as well as quarterly director fees and compensation for meeting attendance consistent with the Company’s practice for other independent directors.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Press Release dated September 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELOS THERAPEUTICS, INC.

Date: September 19, 2007	By:	/s/ Harry S. Palmin
Name: Harry S. Palmin
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Press Release dated September 19, 2007